Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands)

	Three Months Ended	Three Months Ended
	September 28, 2012	September 30, 2011
Sales	$3,401,160	$3,291,898
Costs and Expenses:
Cost of services provided	3,050,530	2,963,905
Depreciation and amortization	133,245	127,958
Selling and general corporate expenses	51,037	47,724
	3,234,812	3,139,587
Operating income	166,348	152,311
Interest and Other Financing Costs, net	86,603	111,089
Income from Continuing Operations Before Income Taxes	79,745	41,222
Provision (Benefit) for Income Taxes	11,439	(13,103)
Income from Continuing Operations	68,306	54,325
Loss from Discontinued Operations, net of tax (1)	—	(11,772)
Net income	68,306	42,553
Less: Net income attributable to noncontrolling interest	1,204	760
Net income attributable to ARAMARK shareholder	$67,102	$41,793

Note:

(1)
In the fourth quarter of fiscal 2011, ARAMARK Corporation (the Company) completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation in the accompanying financial schedule. Galls’ results have been removed from the Company’s results of continuing operations for all periods presented. Included in loss from discontinued operations for the three months ended September 30, 2011 is a net loss of approximately $12.0 million related to the sale of Galls.

ARAMARK CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands)

	Fiscal Year Ended	Fiscal Year Ended
	September 28, 2012	September 30, 2011
Sales	$13,505,426	$13,082,377
Costs and Expenses:
Cost of services provided	12,191,419	11,836,780
Depreciation and amortization	529,213	510,516
Selling and general corporate expenses	202,567	186,870
	12,923,199	12,534,166
Operating income	582,227	548,211
Interest and Other Financing Costs, net	401,757	426,262
Income from Continuing Operations Before Income Taxes	180,470	121,949
Provision for Income Taxes	38,871	9,020
Income from Continuing Operations	141,599	112,929
Income (loss) from Discontinued Operations, net of tax (1)	297	(11,732)
Net income	141,896	101,197
Less: Net income attributable to noncontrolling interest	3,648	1,125
Net income attributable to ARAMARK shareholder	$138,248	$100,072

Note:

(1)
In the fourth quarter of fiscal 2011, ARAMARK Corporation (the Company) completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation in the accompanying financial schedule. Galls’ results have been removed from the Company’s results of continuing operations for all periods presented. Included in income (loss) from discontinued operations for the fiscal year ended September 30, 2011 is a net loss of approximately $12.0 million related to the sale of Galls.

ARAMARK CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA
(Unaudited)
(In Thousands)

	September 28, 2012	September 30, 2011
Assets
Current Assets	$2,161,172	$2,130,822
Property and Equipment, net	1,000,579	1,004,690
Goodwill	4,729,474	4,640,606
Other Intangible Assets	1,595,149	1,748,417
Other Assets	1,000,748	985,017
	$10,487,122	$10,509,552

Liabilities and Equity
Current Liabilities (1)	$2,142,512	$2,051,029
Long-Term Borrowings	5,375,819	5,588,614
Other Liabilities	1,218,050	1,234,885
Common Stock Subject to Repurchase	167,461	158,061
Total Equity	1,583,280	1,476,963
	$10,487,122	$10,509,552

Note:

(1)	Includes $37.5 million and $49.1 million of current maturities of long-term borrowings as of September 28, 2012 and September 30, 2011, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED CASH FLOW DATA
(Unaudited)
(In Thousands)

	Fiscal Year Ended	Fiscal Year Ended
	September 28, 2012	September 30, 2011
Cash flows from operating activities:
Net income	$141,896	$101,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	529,213	516,290
Income taxes deferred	(66,613)	(39,890)
Share-based compensation expense	15,678	17,317
Loss on sale of Galls	—	11,998
Changes in noncash working capital	65,777	(93,065)
Net change in proceeds from sale of receivables	—	(220,855)
Other operating activities	59,538	11,694
Net cash provided by operating activities	745,489	304,686
Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(342,876)	(272,277)
Acquisitions, divestitures, and other investing activities	(138,700)	(90,870)
Net cash used in investing activities	(481,576)	(363,147)
Cash flows from financing activities:
Net payments of long-term borrowings	(285,491)	(8,984)
Net change in funding under the Receivables Facility	37,895	225,905
Dividends paid to Parent	(53,720)	(132,900)
Proceeds from sale of noncontrolling interest	—	48,369
Proceeds from issuance of common stock	11,258	4,593
Repurchase of stock	(37,704)	(16,149)
Other financing activities	(12,785)	(9,979)
Net cash (used in) provided by financing activities	(340,547)	110,855
Increase (decrease) in cash and cash equivalents	$(76,634)	$52,394

ARAMARK CORPORATION AND SUBSIDIARIES
SALES AND OPERATING INCOME BY SEGMENT
SUPPLEMENTAL DATA
(Unaudited)
(In Thousands)

	Three Months Ended	Three Months Ended
	September 28, 2012	September 30, 2011
Sales
Food and Support Services - North America	$2,359,794	$2,284,728
Food and Support Services - International	699,028	675,648
Uniform and Career Apparel (1)	342,338	331,522
	$3,401,160	$3,291,898

Operating Income
Food and Support Services - North America	$124,168	$114,538
Food and Support Services - International	24,058	24,561
Uniform and Career Apparel (1)	31,125	27,228
	179,351	166,327
Corporate	(13,003)	(14,016)
	$166,348	$152,311

Note:

(1)
In the fourth quarter of fiscal 2011, ARAMARK Corporation (the Company) completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation in the accompanying financial schedule. Galls’ results have been removed from the Company’s results of continuing operations for all periods presented.

ARAMARK CORPORATION AND SUBSIDIARIES
SALES AND OPERATING INCOME BY SEGMENT
SUPPLEMENTAL DATA
(Unaudited)
(In Thousands)

	Fiscal Year Ended	Fiscal Year Ended
	September 28, 2012	September 30, 2011
Sales
Food and Support Services - North America	$9,413,217	$9,018,979
Food and Support Services - International	2,729,453	2,723,330
Uniform and Career Apparel (1)	1,362,756	1,340,068
	$13,505,426	$13,082,377

Operating Income
Food and Support Services - North America	$425,597	$400,527
Food and Support Services - International	89,880	79,857
Uniform and Career Apparel (1)	118,096	117,347
	633,573	597,731
Corporate	(51,346)	(49,520)
	$582,227	$548,211

Note:

(1)
In the fourth quarter of fiscal 2011, ARAMARK Corporation (the Company) completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation in the accompanying financial schedule. Galls’ results have been removed from the Company’s results of continuing operations for all periods presented.